Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Charles Murphy, CFA

Head of Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2013 SECOND QUARTER RESULTS

Quarterly Revenues of $116.0 Million, Up 7% Year over Year

Adjusted Diluted Earnings Per Share (EPS) of $0.37

New York, NY – July 30, 2013 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the second quarter of 2013.

Rohit Kapoor, Vice Chairman and CEO, commented: “As expected, our second quarter revenues were flat sequentially, despite a currency headwind and project-based spending in transformation services not picking up as much as we had expected. On a constant currency basis, our reported revenues would have been higher by $1 million.

Since our last quarterly earnings release, the Indian rupee has depreciated 10% versus the US dollar, impacting the portion of our revenues where clients bear foreign exchange risk. Separately, delays in project-based spending and slower business ramp-ups will impact our revenue and adjusted diluted earnings per share growth this year versus our prior projections.

We are seeing continued strength in demand for our domain-focused services in insurance and healthcare. We are pleased to see that our pipeline has grown and deepened particularly in finance and accounting, with an increase in both the number and average size of deals.”

Vishal Chhibbar, CFO, commented: “In the second quarter, EXL generated revenues of $116.0 million, up 7% year over year, driven by 10% growth in outsourcing. Excluding previously announced client transitions, constant currency revenues grew 11% year over year and 1% sequentially. Second quarter adjusted diluted earnings per share were $0.37, up 3% year over year, as revenue growth was offset by annual wage increments and a significant expansion of our analytics team. These investments are key to sustainable long-term growth in our targeted verticals.

For 2013, we are revising our guidance for revenues to $475 million to $483 million, due to a $6 million impact of foreign exchange and softer forecast growth in the second half of the year. We are revising our adjusted diluted EPS guidance to $1.71 to $1.79, representing year over year growth of 8% to 13%. We expect revenue growth in the second half of the year, driven by expected broad-based volume increases across our businesses.”

Financial Highlights – Second Quarter 2013

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended June 30, 2013 were $116.0 million compared to $108.0 million for the quarter ended June 30, 2012 and $116.0 million for the quarter ended March 31, 2013. Outsourcing services revenues for the quarter ended June 30, 2013 were $97.3 million compared to $88.9 million for the quarter ended June 30, 2012 and $97.6 million for the quarter ended March 31, 2013. Transformation services revenues for the quarter ended June 31, 2013 were $18.7 million compared to $19.1 million for the quarter ended June 30, 2012 and $18.4 million for the quarter ended March 31, 2013.

•

Gross margin for the quarter ended June 30, 2013 was 36.3% compared to 38.9% for the quarter ended June 30, 2012 and 37.1% for the quarter ended March 31, 2013. Outsourcing services gross margin for the quarter ended June 30, 2013 was 38.9% compared to 38.7% for the quarter ended June 30, 2012 and 39.0% for the quarter ended March 31, 2013. Transformation services gross margin for the quarter ended June 30, 2013 was 22.7% compared to 39.6% for the quarter ended June 30, 2012 and 27.1% for the quarter ended March 31, 2013.

•

Operating margin for the quarter ended June 30, 2013 was 11.1% compared to 13.3% for the quarter ended June 30, 2012 and 10.4% for the quarter ended March 31, 2013. Adjusted operating margin for the quarter ended June 30, 2013 was 14.9% compared to 17.1% for the quarter ended June 30, 2012 and 15.0% for the quarter ended March 31, 2013.

•

Net income for the quarter ended June 30, 2013 was $9.2 million compared to $9.1 million for the quarter ended June 30, 2012 and $9.8 million for the quarter ended March 31, 2013. Adjusted EBITDA for the quarter ended June 30, 2013 was $22.0 million compared to $23.1 million for the quarter ended June 30, 2012 and $22.3 million for the quarter ended March 31, 2013.

•

Diluted earnings per share for the quarter ended June 30, 2013 were $0.27 compared to $0.27 for the quarter ended June 30, 2012 and $0.29 for the quarter ended March 31, 2013. Adjusted diluted earnings per share for the quarter ended June 30, 2013 were $0.37 compared to $0.36 for the quarter ended June 30, 2012 and $0.40 for the quarter ended March 31, 2013.

Business Highlights

•	Won four new clients during the quarter, including three transformation clients and one outsourcing client.

•	Selected by a leading Blue Cross Blue Shield health insurance provider to implement EXL Landa’s CareRadius care management platform.

•	Expanded multiple outsourcing services relationships, including migrating 54 new processes in the second quarter of 2013.

•

Awarded “Supplier of the Year for Value Creation” from Genworth Financial, Inc. for management of the company’s variable annuity business, including transitioning all variable annuity servicing during 2012 within committed timelines and with no service impact.

•	Recognized by the Life Office Management Association (LOMA) with the 2013 LOMA Excellence in Education Award for developing highly skilled insurance professionals.

•

Finished second (out of over 1,500 participants) in the Heritage Health Prize, a global predictive modeling competition designed to develop analytics-based solutions to decrease the number of avoidable hospital visits in the United States.

•

Positioned in the “Leaders” quadrant by research firm Gartner, Inc. in their report, “Magic Quadrant for North American Life Insurance Policy Administration Systems,” June 2013 (evaluating EXL’s LifePRO insurance policy administration platform).

•	Named a “High Performer” by research firm Horses for Sources (HfS) in “HfS Blueprint Axis: Healthcare Payer BPO, 2013.”

•	Signed a strategic partnership with GT Nexus, Inc. to provide comprehensive services to the global supply chain industry.

•	Grew headcount as of June 30, 2013 to 21,556, compared to 19,468 as of June 30, 2012 and 21,356 as of March 31, 2013.

•	Employee attrition for the quarter ended June 30, 2013 of 26.8%, compared with 28.4% for the quarter ended June 30, 2012 and 23.6% for the quarter ended March 31, 2013.

2013 Outlook

Based on current visibility and assuming a second half of 2013 exchange rate of 59 Indian rupees to the US dollar, we are revising our annual guidance to:

•	Revenues of $475 million to $483 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.71 to $1.79.

Conference Call

ExlService Holdings, Inc. will host a conference call on Tuesday, July 30, 2013 at 8:00 a.m. (ET) to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website (ir.exlservice.com).

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, healthcare, utilities, banking and financial services, transportation and logistics and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues	$116,008	$108,030	$232,014	$212,638
Cost of revenues (exclusive of depreciation and amortization)	73,930	66,045	146,843	132,717

Gross profit	42,078	41,985	85,171	79,921

Operating expenses:
General and administrative expenses	13,753	13,858	28,474	27,205
Selling and marketing expenses	9,136	7,694	18,891	15,493
Depreciation and amortization	6,362	6,040	12,874	12,399

Total operating expenses	29,251	27,592	60,239	55,097

Income from operations	12,827	14,393	24,932	24,824
Other income/(expense):
Foreign exchange loss	(569)	(2,080)	(618)	(1,022)
Interest and other income, net	593	367	1,296	814

Income before income taxes	12,851	12,680	25,610	24,616
Income tax provision	3,615	3,626	6,612	6,646

Net income	$9,236	$9,054	$18,998	$17,970

Earnings per share:
Basic	$0.28	$0.28	$0.58	$0.57
Diluted	$0.27	$0.27	$0.56	$0.55
Weighted-average number of shares used in computing earnings per share:
Basic	32,778,800	31,970,881	32,650,852	31,708,237
Diluted	33,899,097	33,096,607	33,810,156	32,940,231

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)	(Recasted)
Assets
Current assets:
Cash and cash equivalents	$114,569	$103,037
Short-term investments	5,628	6,137
Restricted cash	437	573
Accounts receivable, net	76,214	72,443
Prepaid expenses	4,594	5,072
Deferred tax assets, net	4,236	7,460
Advance income tax, net	3,629	4,317
Other current assets	7,763	7,065

Total current assets	217,070	206,104

Fixed assets, net	35,656	39,356
Restricted cash	3,570	3,752
Deferred tax assets, net	15,387	14,123
Intangible assets, net	37,283	40,711
Goodwill	108,730	110,948
Other assets	18,628	20,860

Total assets	$436,324	$435,854

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,174	$3,604
Deferred revenue	7,946	7,922
Accrued employee cost	21,257	29,393
Accrued expenses and other current liabilities	32,409	31,737
Current portion of capital lease obligations	1,471	1,685

Total current liabilities	65,257	74,341

Capital lease obligations, less current portion	1,969	2,679
Non-current liabilities	16,136	14,317

Total liabilities	83,362	91,337

Commitments and contingencies (See Note 15)
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 33,066,381 shares issued and 32,717,101 shares outstanding as of June 30, 2013 and 32,540,082 shares issued and 32,203,820 shares outstanding as of December 31, 2012	33	33
Additional paid-in-capital	204,209	195,248
Retained earnings	207,880	188,882
Accumulated other comprehensive loss	(55,774)	(36,647)

Total stockholders’ equity including shares held in treasury	356,348	347,516

Less: 349,280 shares as of June 30, 2013 and 336,262 shares as of December 31, 2012, held in treasury, at cost	(3,413)	(3,024)

ExlService Holdings, Inc. stockholders’ equity	352,935	344,492
Non-controlling interest	27	25

Total stockholders’ equity	352,962	344,517

Total liabilities and stockholders’ equity	$436,324	$435,854

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. The Company believes that providing these adjusted measures may help investors better understand the Company’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. The Company believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, the Company provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because the Company believes that it provides useful incremental information to investors regarding the Company’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended June 30, 2013 and June 30, 2012 and for the three months ended March 31, 2013:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended June 30,		Three Months Ended March 31,
	2013	2012	2013
Net income (GAAP)	$9,236	$9,054	$9,762
add: Income tax provision and other income/(expense)	3,591	5,339	2,343

Income from operations (GAAP)	$12,827	$14,393	$12,105
add: Stock-based compensation expense (a)	2,860	2,715	3,645
add: Amortization of acquisition-related intangibles (b)	1,596	1,365	1,634

Adjusted operating income (Non-GAAP)	$17,283	$18,473	$17,384

Adjusted operating income margin %	14.9%	17.1%	15.0%
add: Depreciation	4,766	4,675	4,878

Adjusted EBITDA (Non-GAAP)	$22,049	$23,148	$22,262

Adjusted EBITDA margin %	19.0%	21.4%	19.2%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Three Months Ended March 31,
	2013	2012	2013
Net income (GAAP)	$9,236	$9,054	$9,762
add: Stock-based compensation expense (a)	2,860	2,715	3,645
add: Amortization of acquisition-related intangibles (b)	1,596	1,365	1,634
subtract: Tax impact on stock-based compensation expense	(1,093)	(1,075)	(1,396)
subtract: Tax impact on amortization of acquisition-related intangibles	(183)	(189)	(191)

Adjusted net income	$12,416	$11,870	$13,454

Adjusted diluted earnings per share	$0.37	$0.36	$0.40

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.